                                                                      EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
ALLEGHANY CORPORATION:

We consent to incorporation by reference in the Prospectus constituting part of the Registration Statement (No. 33-27598) on Form S-8 of our reports dated February 23, 1994 relating to the financial statements and related schedules of Alleghany Corporation and subsidiaries, which appear in, or are incorporated by reference in, this Annual Report on Form 10-K of Alleghany Corporation for the fiscal year ended December 31, 1993. Our report refers to the adoption of the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and No. 109, "Accounting for Income Taxes" at December 31, 1993 and in 1992, respectively. We also consent to the reference to our Firm under the heading "Financial Statements" in such Prospectus.



                                                     /s/ KPMG Peat Marwick

                                                     KPMG PEAT MARWICK



New York, New York
March 28, 1994